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                                                                    EXHIBIT 99.1

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QUALMARK CORPORATION APPEALS NASDAQ
DETERMINATION
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        Contact:
     QUALMARK CORPORATION                          INVESTOR RELATIONS
     CHARLES JOHNSTON, President and CEO           Alexander V. Lagerborg
     ANTHONY SCALESE, Vice President Finance       Titus Partners, Inc
     303-254-8800                                  303-933-2744
     Internet: www.qualmark.com                    ir@qualmark.com

(January 23, 2002) - Denver, Colorado - QualMark Corporation (NASDAQ: QMRK) is a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing) and HASS (Highly Accelerated Stress Screening) systems. QualMark provides America's largest corporations with products that improve product reliability and allow them to get to market faster.

QualMark announced today, that it that it has requested a hearing to appeal a Nasdaq staff determination that the Company's common stock is subject to potential delisting from the Nasdaq Small Cap Market. On January 17, 2002 the Company received a letter from Nasdaq notifying the Company of Nasdaq's intent to delist the Company as of January 25, 2002. The delisting notification stated that the Company was no longer in compliance with either the minimum $2,000,000 in net tangible assets or $2,500,000 in stockholders equity requirement for continued listing on the Nasdaq SmallCap Market under Marketplace Rule 4310C(2)(B).

QualMark is appealing the Nasdaq determination and will be presenting a plan to the Nasdaq for achieving the requirements for continued listing. Under Nasdaq rules a hearing request will stay the delisting of the Company's securities pending the Panel's decision. The Company is requesting an oral hearing allowing the common stock to continue to trade on the Nasdaq SmallCap Market. There can be no assurances that Nasdaq will grant the Company's request for continued listing. If Nasdaq should not rule in favor of the Company QualMark intends for its stock to be traded on the OTC Bulletin Board.

QualMark Corporation, headquartered in Denver, Colorado is a leader in designing, marketing, and manufacturing accelerated life testing systems providing America's largest corporations with products that improve product reliability and allow them to get to market faster. The Company has installed more than 400 of its proprietary testing systems in 18 countries and operates six of its own testing and consulting ("ARTC") facilities in Denver, CO., Santa Clara, Calif., Farmington Hills, Mich., Hopkinton, Mass., Huntington Beach, Calif., and Winter Park, FL. QualMark has also formed international ARTC alliances in the United Kingdom, Ireland, Germany, the Netherlands, Italy, France and Sweden. The Company also offers engineering services and products that complement the core technologies of QualMark and other test equipment providers.

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The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.

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